UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

Athira Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104

Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ATHA	The Nasdaq Stock Market LLC
(The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01 Other Events.

On October 21, 2021, Athira Pharma, Inc. (“Athira”) announced via press release that an independent special committee of the board of directors has completed its internal investigation, which was originally announced in June, as well as certain changes in Athira leadership.

Background

Athira is currently advancing its lead development candidate, ATH-1017, a novel small molecule in clinical development for dementia associated with Alzheimer’s Disease (“AD”) and Parkinson’s Disease. The mechanism of ATH-1017 is to enhance HGF/MET. HGF is a potent neurotrophic factor active in many cell types in the central nervous system. HGF activity through the MET receptor promotes survival and regeneration in a variety of neuron types. Significant scientific data support HGF/MET’s role in maintaining neuronal health and function. ATH-1017 is a prodrug. Prodrugs are molecules that are converted to an active metabolite in the body. When ATH-1017 is administered, it metabolizes rapidly in plasma into hexanoic-tyrosine-isoleucine-(6)-amino-hexanoic amide, or dihexa.

From 2011 to 2015, Athira sought to develop dihexa, a drug candidate discovered at Washington State University (“WSU”) and exclusively licensed to Athira. While the studies performed at Athira during this period demonstrated the pharmacologic activity of dihexa to enhance HGF/MET, they failed to demonstrate that it had the appropriate characteristics needed to be a successful therapeutic product. As a result, development of dihexa was discontinued and Athira instead commenced a campaign to discover another activator of HGF/MET with better drug-like properties. From 2015 to 2018, Athira designed and evaluated over 50 compounds that activated the HGF/MET pathway. ATH-1017 was selected for clinical development because of its improved drug-like properties, including solubility and pharmacokinetics, while retaining brain activity similar to that demonstrated by dihexa in animal models. Athira then filed a patent application claiming the composition of matter of ATH-1017 and methods of treatment using ATH-1017. The ATH-1017 composition of matter patent issued in the U.S. The ATH-1017 patent family is distinct from, and not part of the same patent family as, the dihexa patent licensed from WSU.

Since 2018, ATH-1017 has been assessed in multiple preclinical and clinical studies by Athira and by its third-party contractors. Studies performed by third parties sponsored by Athira regarding ATH-1017’s safety profile and treatment potential include the following:

•	A non-clinical study in an AD animal model (APP1/PS1), which showed that ATH-1017 treatment increased the qEEG gamma power that is associated with cognitive processing and memory.

•

IND-enabling studies, including nonclinical GLP long-term toxicology and safety pharmacology studies performed by independent contract research organizations with validated methods and audited reports.

•

A Phase 1a/b clinical trial in healthy young, healthy elderly, and AD subjects, in which ATH-1017 was shown to be well-tolerated with no serious adverse events and demonstrated statistically significant improvement in Event-Related Potential, or ERP. P300 latency, an objective measure of working memory processing speed, was noted in patients with AD following multiple dose treatments with ATH-1017 compared with those receiving placebo (P<0.05). An audit of the Phase 1a/b clinical trial was conducted by an independent auditing firm which affirmed GCP compliance and data management quality of that trial.

Special Committee Findings

The special committee, assisted by independent legal counsel, conducted a thorough investigation of allegations raised regarding doctoral research by Dr. Leen Kawas, Athira’s chief executive officer and one of its founders, conducted while at WSU, as well as related matters.

The special committee’s primary finding was that Dr. Kawas altered images in her 2011 doctoral dissertation and at least four research papers that she co-authored while a graduate student at WSU, and published from 2011 to 2014.

Among its other findings, the special committee found that Athira’s issued U.S. patent claiming ATH-1017, Athira’s lead development candidate, does not cite any paper which the committee found to contain an image altered by Dr. Kawas. Though the committee found that Athira has cited challenged research papers relating to dihexa to support the activity of ATH-1017, a prodrug of dihexa, in certain other communications and applications, it also found that Athira has conducted alternative preclinical studies to support ATH-1017’s activity and recently submitted those studies for peer review publication.

Among its other findings, the special committee also found that WSU’s dihexa patent incorporates images from papers co-authored by Dr. Kawas, certain of which were altered by Dr. Kawas. The committee understands that WSU is undertaking its own investigation into claims of potential misconduct involving research conducted by Dr. Kawas during her doctoral studies at WSU. The committee understands that this review is ongoing, and Athira cannot predict when WSU’s investigation will be completed or what conclusions WSU will reach.

Change of Leadership

On October 18, 2021, Dr. Kawas submitted her resignation as president and chief executive officer of Athira and as a member of Athira’s board of directors, effective October 18, 2021. Concurrently with Dr. Kawas’s resignation, Athira’s board of directors appointed Mark Litton, Ph.D., MBA as president and chief executive officer, and Ms. Rachel Lenington, MBA, as chief operating officer, each effective as of October 18, 2021. Dr. Litton was also appointed to the Athira board of directors.

Dr. Litton, 53, has served as Athira’s chief operating officer since July 2019 and has carried out the day-to-day responsibilities of president and chief executive officer since June 2021. Prior to joining Athira, Dr. Litton served as the president and chief operating officer of Alpine Immune Sciences, Inc., a publicly traded biotechnology company, from August 2018 to April 2019. Dr. Litton served as the chief business officer, treasurer, and secretary from 2004 to 2018 of Alder BioPharmaceuticals, Inc., a publicly traded biopharmaceutical company co-founded by Dr. Litton in 2004, which was acquired by Lundbeck A/S in October 2019. From 1999 to 2004, Dr. Litton served as vice president of business development for Celltech Group, where he was responsible for securing, commercializing, and partnering on numerous novel discoveries and therapeutic programs. In 1999, Dr. Litton joined Celltech Group as an employee of Chiroscience Group plc and was later promoted to vice president of business development after Chiroscience’s merger with Celltech Group in 1999. From 1997 to 1999, Dr. Litton served as the manager of business development for Ribozyme Pharmaceuticals Inc. (now Sirna Therapeutics, Inc.), a biopharmaceutical company and wholly owned subsidiary of Alnylam Pharmaceuticals, Inc., where he helped form relationships with Eli Lilly and Company, Roche Bioscience and GlaxoWellcome plc (now GlaxoSmithKline plc). From 1991 to 1994, Dr. Litton served as a research associate for DNAX Research Institute, a research facility of Schering-Plough (now Merck & Co., a publicly traded pharmaceutical company). Dr. Litton earned a Ph.D. in immunology from Stockholm University in 1997, an M.B.A. from Santa Clara University in 1994, and a B.S. in biochemistry from the University of California Santa Cruz in 1990.

Ms. Lenington, 48, has served as Athira’s chief technology officer, head of product development strategy, since June 2021. From 2015 to 2020, Ms. Lenington served as senior vice president of program and portfolio management at Seagen Inc., a publicly traded biotechnology company, where she led a team responsible for strategic business operations, program, portfolio, and alliance management, and played an instrumental role in scaling the organization as it transformed into a global, multi-product oncology company. From 2010 to 2015, Ms. Lenington was deputy director, strategy, planning and management at the Bill & Melinda Gates Foundation, where she managed strategy, business operations, and grant budgets for select global health programs. From 2000 to 2010, Ms. Lenington held roles of increasing responsibility at Amgen and at Immunex prior to its 2002 acquisition by Amgen, including director, global program manager. From 1995 to 1996 and from 1996 to 2000, Ms. Lenington was a management consultant first for Accenture and then at Deloitte Consulting, respectively, focused on change management and ERP software implementation at Fortune 100 companies. Ms. Lenington earned an M.B.A. from Pepperdine University in 2005 and a bachelor of business administration degree from the University of Washington in 1995.

There are no arrangements or understandings between either Dr. Litton or Ms. Lenington and any other person pursuant to which they were appointed to the positions noted above. There are no family relationships between either Dr. Litton or Ms. Lenington and any director, executive officer, or person nominated or chosen by Athira to become a director or executive officer of Athira. Athira has not entered into any transactions with either Dr. Litton or Ms. Lenington that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Executive Compensation Matters

Dr. Litton

In connection with Dr. Litton’s appointment as president and chief executive officer, the compensation committee of the board of directors approved an increase to his 2021 annual base salary to $510,000, retroactively effective as of October 1, 2021. In addition, the compensation committee intends to grant Dr. Litton a restricted stock unit (“RSU”) award for 60,000 shares of Athira’s common stock, subject to the terms and conditions of Athira’s 2020 Equity Incentive Plan (the “2020 Plan”). The RSU award is intended to vest in three equal tranches. The first two tranches are expected to vest upon the satisfaction of certain clinical development milestones, with the third tranche expected to vest on the six-month anniversary of the satisfaction of the second achieved clinical development milestone (collectively, the “RSU Vesting Terms”).

The compensatory and other material terms of Dr. Litton’s confirmatory employment letter (the “Litton Employment Letter”) with Athira, dated September 8, 2020, and the terms in Dr. Litton’s change in control and severance agreement (the “Litton Change in Control Agreement”) with Athira, dated September 8, 2020, will remain unchanged except as revised pursuant to the compensation committee’s actions described in the immediately preceding paragraph. A summary of the Litton Change of Control Agreement is set forth below. The Litton Employment Letter has no specific term and provides that Dr. Litton is an at-will employee and supersedes all prior employment agreements between Dr. Litton and Athira. The Litton Employment Letter also provides for an annual target cash incentive payment equal to 40% of his annual base salary. The foregoing description of the Litton Employment Letter is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.15 to Athira’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on September 9, 2020.

Ms. Lenington

In connection with Ms. Lenington’s appointment as chief operating officer, the compensation committee of the board of directors approved an increase to her 2021 annual base salary to $430,000, retroactively effective as of October 1, 2021. In addition, pursuant to the terms of Ms. Lenington’s offer letter with Athira, dated April 27, 2021 (the “Lenington Offer Letter”), the compensation committee intends to grant Ms. Lenington an option to purchase 150,000 shares of Athira’s common stock at an exercise price equal to the fair market value on the date of grant, subject to the terms and conditions of the 2020 Plan. The shares subject to the option will be scheduled to vest as to one-fourth of the shares on each of the first, second, third, and fourth anniversaries of June 14, 2021, the date Ms. Lenington’s employment with Athira commenced. The compensation committee also intends to grant Ms. Lenington an RSU award for 30,000 shares of Athira’s common stock, subject to the terms and conditions of the 2020 Plan. The RSU award is intended to vest in three equal tranches in accordance with the RSU Vesting Terms described above.

The compensatory and other material terms of the Lenington Offer Letter and the terms in Ms. Lenington’s change in control and severance agreement (the “Lenington Change in Control Agreement”) with Athira, effective June 14, 2021, will remain unchanged except as revised pursuant to the compensation committee’s actions described in the immediately preceding paragraph. A summary of the Lenington Change of Control Agreement is set forth below. The Lenington Offer Letter has no specific term and provides that Ms. Lenington is an at-will employee. The Lenington Offer Letter also provides for an annual target cash incentive payment equal to 40% of her annual base salary. The foregoing description of the Lenington Offer Letter is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to Athira’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 16, 2021.

Change in Control and Severance Agreements

Pursuant to the terms of the Litton Change in Control Agreement and the Lenington Change in Control Agreement, if the employment of either executive officer is terminated outside the period beginning one month prior to the date of a change in control and ending 12 months following that change in control (the Change in Control Period) either (1) by Athira without “cause” (excluding by reason of death or disability) or (2) by the executive officer for “good reason” (as such terms are defined in the executive officer’s change in control and severance agreement), the executive officer will receive the following benefits if such executive officer timely signs and does not revoke a release of claims in Athira’s favor:

•

a lump-sum payment equal to 9 months of the executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction); and

•

payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), for the executive officer and his or her eligible dependents, if any, for up to 9 months.

If, during the Change in Control Period, the employment of either executive officer is terminated either (1) by Athira without cause (excluding by reason of death or disability) or (2) by the executive officer for good reason, the executive officer will receive the following benefits if the executive officer timely signs and does not revoke a separation agreement and release of claims in Athira’s favor:

•

a lump-sum payment equal to 12 months of the executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or if greater, at the level in effect immediately prior to the change in control;

•

a lump-sum payment equal to 100% of the executive officer’s target annual bonus as in effect for the fiscal year in which such termination occurs or if greater, at the level in effect, immediately prior to the change in control;

•	payment of premiums for coverage under COBRA for the executive officer and the executive officer’s eligible dependents, if any, for up to 12 months; and

•

100% accelerated vesting and exercisability of all Athira equity awards with service-based vesting (but that are not subject to performance-based vesting) that are outstanding and unvested as of the date of the qualifying termination.

In addition, the Litton Change in Control Agreement provides for 100% accelerated vesting and exercisability of Athira equity awards granted under its 2014 Equity Incentive Plan and held by Dr. Litton to the extent such awards are not assumed or substituted for by the successor corporation in a change in control.

If any of the amounts provided for under the Litton Change in Control Agreement or the Lenington Change in Control Agreement, as applicable, would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the executive officer would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer. Neither agreement requires Athira to provide any tax gross-up payments.

Pursuant to the terms of the Litton Change in Control Agreement and the Lenington Change in Control Agreement, ”cause” generally means the executive officer’s: indictment or conviction of any felony or any crime involving dishonesty or moral turpitude; participation in any fraud against Athira or other dishonesty which is not the result of an innocent or inadvertent mistake by the executive officer with respect to Athira; willful violation of the executive officer’s obligations to Athira after there has been delivered to the executive officer a written demand for performance from the board of directors; continued violation or breach of any material written company policy, agreement with Athira, or any statutory or fiduciary duty to Athira after Athira has delivered to the executive officer a written notification of such violation or breach; or damaging or misappropriating or attempting to damage or misappropriate any of Athira’s property, including intellectual property.

Pursuant to the terms of the Litton Change in Control Agreement and the Lenington Change in Control Agreement, “good reason” generally means that the executive officer resigns from Athira within 30 days following the end of Athira’s cure period as a result of any of the following that occurs without his or her consent: a material reduction in the executive officer’s duties or responsibilities that is inconsistent with his or her position, provided that a mere change of title alone will not constitute such a material reduction; the requirement that the executive officer change his or her principal office to a facility that increases his or her commute by more than 40 miles from his or her commute to the location at which the executive officer was employed prior to such change; or a material reduction in base salary or a material reduction in his or her employee benefits (other than (1) in connection with a general decrease in salary (or employee benefits, as applicable) of all similarly situated employees, and (2) following Athira’s change in control, to the extent necessary to make his or her salary (or employee benefits, as applicable) commensurate with those of Athira’s other employees or Athira’s successor entity or parent entity who are similarly situated with him or her). For a resignation to qualify as “good reason,” the executive officer also must provide written notice within 90 days following the initial existence of the good reason condition, and Athira must have failed to materially remedy such event within 30 days after receipt of such notice.

The foregoing description of the Litton Change in Control Agreement and the Lenington Change in Control Agreement are not complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed as Exhibit 10.19 to Athira’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on September 9, 2020 and Exhibit 10.2 to Athira’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 16, 2021.

Other Named Executive Officers

In addition to the compensation matters described above, on October 18, 2021, the compensation committee of the board of directors approved an increase to the 2021 annual base salaries of Dr. Hans Moebius, Athira’s Chief Medical Officer, and Ms. Glenna Mileson, Athira’s Chief Financial Officer, to $430,000 and $405,000, respectively, retroactively effective as of October 1, 2021.

Dr. Kawas’ Separation Agreement

In connection with the cessation of Dr. Kawas’s employment and pursuant to the terms of her separation agreement dated October 18, 2021 (the “Separation Agreement”), Dr. Kawas is eligible to receive (i) a lump sum equivalent to one year of her base salary, for a total of $510,000, less applicable withholdings; and (ii) reimbursement of continued health coverage for herself and her dependents under COBRA for a period of up to 18 months, unless her and her dependents become covered under similar plans or are no longer eligible for continuation coverage under COBRA. In addition, under the Separation Agreement, Dr. Kawas will retain previously granted options, vested as of the effective date of the Separation Agreement, for 363,535 shares of Athira’s common stock. Dr. Kawas’s receipt of the foregoing severance benefits is subject to her continued compliance with the terms of her employment agreement dated September 8, 2020, confidential information, invention assignment, and arbitration agreement and Separation Agreement, which agreement includes a release of claims and certain customary confidentiality, non-solicitation, non-competition and non-disparagement provisions. The foregoing description of the Separation Agreement is only a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Separation Agreement that is filed as Exhibit 10.1 to this current report on Form 8-K.

On October 21, 2021, Athira issued a press release announcing the matters described above, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement dated October 18, 2021 between Leen Kawas and Athira

99.1	Athira Pharma, Inc. press release dated October 21, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Athira Pharma, Inc.

Date: October 21, 2021	By:	/s/ Glenna Mileson
Glenna Mileson
Chief Financial Officer

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